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EXHIBIT 23.1

January 4, 2007

Papertradex (US) Inc.
Suite 5.18, 130 Shaftesbury Avenue
London, England W1D 5EU

Attention: Rory Oliver, President

Re:	Papertradex (US) Inc.
Registration Statement Form SB-2/A1

Ladies and Gentlemen:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated November 2, 2006 for the years ended September 30, 2006 and 2005, in respect of the following financial statements, in the registration statement to be filed by Papertradex (US) Inc. (formerly Censox Technologies Inc.) (the “Company”) with the United States Securities and Exchange Commission to register 10,412,540 shares of common stock of the Company for resale by certain selling stockholders:

  the consolidated balance sheets of Papertradex (US) Inc. as at September 30, 2006 and 2005, and the related consolidated statements of changes in stockholders’ deficiency, operations and cash flows for each of the years ended September 30, 2006 and 2005 and the period from incorporation (August 28, 2003) to September 30, 2006

We also consent to the inclusion of our name under the caption “Experts” in the Form SB-2/A1.

Very truly yours,

“Staley, Okada & Partners”

Staley, Okada & Partners
CHARTERED ACCOUNTANTS